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                                                                   EXHIBIT 10.10

                              McKESSON HBOC, INC.
                     1994 OPTION GAIN DEFERRAL PLAN (OGDP)
                     -------------------------------------
                       (Amended as of January 27, 1999)



A.   PURPOSE
     -------

     This Plan is established to allow those Company executives and directors who hold exercisable stock options granted under the McKesson Corporation 1978 Stock Option Plan (the "1978 Plan") to defer the cash portion of the gain (the "Cash Gain") the executive or director realizes from his or her exercisable stock options in connection with the restructuring of McKesson Corporation resulting in the sale of PCS Health Systems, Inc. to Eli Lilly and Company (the "Transaction").


B.   ERISA PLAN
     ----------

     This Plan is an unfunded deferred compensation program for a select group of management employees and Directors of the Company. The Plan therefore is covered by Title I of ERISA except that it is exempt from Parts 2, 3 and 4 of Title I of ERISA.


C.   PARTICIPATION
     -------------

     1.   Eligibility to Participate
          --------------------------

          a.   Eligible Executives.  Company executives who (i) are actively
               -------------------
employed, and (ii) hold exercisable stock options granted under the 1978 Plan as of the date the Transaction closes may elect to participate in this Plan ("Eligible Executives").

          b.   Eligible Directors.  Each director of the Company who (i) is not
               ------------------
a Company employee and (ii) holds exercisable stock options granted under the 1978 Plan as of the date the Transaction closes may participate in this Plan ("Eligible Directors").

     2.   Election to Participate.  An Eligible Executive or an Eligible
          -----------------------
Director may become a Participant in the Plan by electing to defer the Cash Gain in accordance with the terms of this Plan. An election to defer shall be in writing, shall be irrevocable and shall be made at the time and in the form specified by the Administrator. On electing to defer amounts under this Plan, the Participant shall be deemed to accept all of the terms and conditions of this Plan. All elections to defer under this Plan shall be made pursuant to an election executed and filed with the Administrator before the amounts so deferred are earned. Other than to avoid the expiration

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of an option in accordance with its terms, a Participant shall not exercise any option with respect to which he or she has made a deferral election.

     3.   Relation to Other Plans.  An Eligible Executive or a Director may
          -----------------------
participate in this Plan and may also participate in any other benefit plan of the Company in effect from time to time for which he or she is eligible, unless the other plan may otherwise exclude participation on the basis of eligibility for, or participation in, this Plan. No amounts may be deferred under this Plan which have been deferred under any other plan of the Company.


D.   AMOUNTS OF DEFERRAL
     -------------------

     1.   Minimum Deferral.  The minimum amount that an Eligible Executive or
          ----------------
Eligible Director may defer under this Plan is $5,000 of the Cash Gain realized upon the completion of the Transaction.

     2.   Maximum Deferral.  The maximum amount of compensation which an
          ----------------
Eligible Executive or an Eligible Director may defer under this Plan for any Year is one hundred percent (100%) of the Cash Gain realized upon the completion of the Transaction. Notwithstanding these limits, deferrals may be reduced by the Company to leave sufficient remaining amounts legally required for taxes and other authorized deductions. In addition, the amount of deferrals allowed to any Participant may be subject to a limit determined by the Plan Administrator.


E.   PAYMENT OF DEFERRED COMPENSATION
     --------------------------------

     1.   Book Account and Interest Credit.  Any Cash Gain deferred by a
          --------------------------------
Participant under the Plan shall be credited to a separate bookkeeping account for such Participant (the "Account"). For the remainder of Calendar Year 1994, interest shall be credited to each Account at an annual rate of 7.5%. Thereafter, the interest rate will be set each year to the Moody's Corporate Bond Yield Average for December of the preceding year. Each Account balance shall be credited with interest compounded monthly based on the annual rate of interest provided for under this Plan. In the case of installment payments as provided in Section E.3. below, interest shall be credited on all amounts remaining in a Participant's Account until all amounts are paid out.

     2.   Length of Deferral.  An Eligible Executive or Eligible Director shall
          ------------------
elect in writing, and file with the Administrator, at the same time as such Eligible Executive or Eligible Director makes any election to defer any portion of the Cash Gain, the period of deferral with respect to such election, subject to the minimum required period of deferral and the maximum permissible period of deferral. The minimum required period of deferral is two years from the date the compensation is deferred. Notwithstanding the foregoing, the two-year minimum deferral period shall not apply to payments made as a result of death, Disability, Retirement, pre-Retirement termination or hardship. Payment must commence no later than the end of the maximum period of deferral, which is the January following the year in which the Eligible

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Employee reaches age 72 or, in the case of an Eligible Director, the January after the Company's annual meeting of stock holders next following the Eligible Director's 72nd birthday. Once such an election has been made, the Eligible Executive or Eligible Director may alter the period of deferral, provided that:

          a. such alteration is made at least one year prior to the earliest date the Participant could have received distribution of the amounts credited to his or her Account under the earlier election, and

          b. such alteration does not provide for the receipt of such amounts earlier than one year from the date of the alteration, subject to the two-year minimum deferral rule stated above.

     3.   Election of Methods of Payment.  A Participant shall elect in writing,
          ------------------------------
and file with the Administrator, at the same time as any election to defer, a method of payment of amounts deferred under this Plan from the following methods:

          a. Payment of amounts credited to the Participant's Account in any specified number of approximately equal annual installments (not in excess of 10), the first installment to be paid in January of the Year designated by the Participant.

          b. Payment of the amounts credited to the Participant's Account in any specified number of approximately equal annual installments (not in excess of ten), the first installment to be paid in January after the designated interval following the earlier of Participant's Retirement or the determination of Disability.

          c. Payment of the amount credited to the Participant's Account in a single sum.

     4.   Payments on Termination.
          -----------------------

          a.   Director Termination.  If an Eligible Director ceases to be a
               --------------------
director of the Company for any reason other than death, the entire undistributed amount credited to his or her Account will be paid in the form elected by the Participant, or, if no election has been made, in a lump sum in the January of the calendar year following the calendar year in which the Eligible Director ceased to be a Director.

          b.   Executive Termination.  If an Eligible Executive terminates
               ---------------------
employment with the Company for any reason other than Retirement, Disability or death, the entire undistributed amount credited to his or her Account will be paid in the form of a lump sum in the January of the calendar year following the calendar year of termination of employment.

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     5.   Payments on Death.
          -----------------

          a.   Death After Payments Have Begun.  If a Participant dies after
               -------------------------------
payments from his or her Account have begun, the remainder of the amounts credited to the Participant's Account shall be paid to his or her Beneficiary at the same time and in the same manner as they would have been paid had the Participant survived.

          b.   Death Before Payments Have Begun.  If a Participant dies before
               --------------------------------
payments from his or her Account have begun, the amount credited to his or her Account shall be paid to his or her Beneficiary at the time and in the manner elected by the Participant. Such election shall be made in writing and filed with the Administrator at the time of any election to defer. Deferred amounts shall be paid in one of the methods specified in paragraphs a. and c. of Section
E.3. The Administrator, at his or her discretion, may distribute the deferred amounts to a Beneficiary in a single payment if the value of his or her Account balance is less than $5,000.

     6.   Payments on Disability.  If the Administrator determines that a
          ----------------------
Participant has become Disabled, the entire undistributed amount credited to his or her Account will be paid in the form and at the time elected by the Participant, or, if no election has been made, in a lump sum as soon as practicable after such determination is made.

     7.   Payments on Hardship.  The Administrator may in his or her sole
          --------------------
discretion direct payment to a Participant of all or of any portion of the Participant's Account balance, notwithstanding an election under Section E.3. above, at any time that he or she determines that such Participant has suffered an event of undue hardship which causes an emergency condition in his or her financial affairs.

     8.   Designation of Beneficiary.  A Participant may designate any person(s)
          --------------------------
or any entity as his or her Beneficiary. Such designation shall be in writing and shall become effective only when filed with the Administrator. Such filing must occur before the Participant's death. A Participant may change the Beneficiary, from time to time, by filing a new written designation with the Administrator. If the Participant is married, any Beneficiary designation which does not designate the Participant's spouse to receive at least one-half of the Participant's Account shall only become effective when approved in writing by the Participant's spouse.


F.   SOURCE OF PAYMENT
     -----------------

     Amounts paid under this Plan shall be paid from the general funds of the Company, and each Participant and his or her Beneficiaries shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company (whose claims may be subordinated to those of creditors of Company subsidiaries) for payment of any obligations hereunder. Nothing contained in this Plan shall be deemed to create a trust of any kind for the benefit of any Participant or Beneficiary, or create any fiduciary relationship between the Company and any Participant or Beneficiary with respect to any assets of the Company.

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G.   MISCELLANEOUS
     -------------

     1.   Withholding.  Each Participant and Beneficiary shall make appropriate
          -----------
arrangements with the Company for the satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employment tax requirements applicable to deferrals under this Plan or the payment of amounts deferred under this Plan. If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.

     2.   No Assignment.  The benefits provided under this Plan may not be
          -------------
alienated, assigned, transferred, pledged or hypothecated by any person, at any time. These benefits shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies, garnishments or executions.

     3.   Applicable Law; Severability.  The Plan hereby created shall be
          ----------------------------
construed, administered and governed in all respects in accordance with ERISA and the laws of the State of California to the extent that the latter are not preempted by ERISA. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereunder shall continue to be effective.


H.   ADMINISTRATION OF THE PLAN
     --------------------------

     1.   In General.  The Plan Administrator shall be the Senior Vice President
          ----------
Human Resources and Administration of the Company. If the Senior Vice President Human Resources and Administration is a Participant, any discretionary action taken as Administrator which directly affects him or her as a Participant shall be specifically approved by the Chief Executive Officer of the Company. The Administrator shall have the authority and responsibility to interpret this Plan and shall adopt such rules and regulations for carrying out this Plan as it may deem necessary or appropriate. Decisions of the Administrator shall be final and binding on all parties who have or claim any interest in this Plan.

     2.   Elections and Notices.  All elections and notices made under this Plan
          ---------------------
shall be in writing and filed with the Administrator at the time and in the manner specified by him or her. Except as may be specifically otherwise stated in any Plan election form, all elections to defer under this Plan shall be irrevocable.


I.   AMENDMENT OR TERMINATION OF THE PLAN
     ------------------------------------

     The Board may at any time amend this Plan. Such action shall be prospective only and shall not adversely affect the rights of any Participant or Beneficiary to any benefit previously earned under this Plan. The Board may at any time terminate this Plan; thereupon compensation previously deferred plus interest credited thereon shall promptly be paid, on termination, in single lump sums to the respective Participants or Beneficiaries entitled thereto.

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J.   EFFECTIVE DATE
     --------------

     This Plan is effective as of July 27, 1994, the date on which this Plan was approved by the Board; provided, however, that this Plan shall be null and void and of no further force or effect if the Transaction is not consummated.


K.   DEFINITIONS
     -----------

     For purposes of this Plan, the following terms shall have the meanings indicated:

     1.   "Account" means the Account specified in Section E.1.
           -------

     2.   "Administrator" shall mean the person specified in Section H.
           -------------

     3.   "Beneficiary" shall mean the person or entity described by Section
           -----------
E.8.

     4.   "Board" shall mean the Board of Directors of McKesson HBOC, Inc., a
           -----
Delaware corporation.

     5.   "Company" shall mean McKesson HBOC, Inc., a Delaware corporation and
           -------
any subsidiary in which it owns at least 50% of the issued and outstanding stock (and any subsidiary 50% of the issued and outstanding stock of which is owned by such a subsidiary).

     6.   "Disabled" or "Disability" shall mean (1) a physical or mental
           ------------------------
condition which, in the judgment of the Administrator, based on competent medical evidence satisfactory to the Administrator, renders a Participant unable to perform the work of his or her regular occupation for the Company and which impairment is likely to result in death or to be of long, continued and indefinite duration, or (2) a judicial declaration of incompetence.

     7.   "Eligible Director" shall mean a director described by Section C.1.b.
           -----------------

     8.   "Eligible Executive" shall mean an employee of the Company selected as
           ------------------
being eligible to participate in this Plan under Section C.1.a.

     9.   "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended.

     10.  "Participant" shall be any Eligible Executive or Eligible Director for
           -----------
whom amounts are credited to an Account under this Plan. Upon the Participant's death, his or her Beneficiary shall be a Participant until all amounts are paid out of his or her Account.

     11.  "Plan" shall mean the McKesson HBOC, Inc. 1994 Option Gain Deferral
           ----
Plan (OGDP).

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     12.  "Retirement" shall mean termination of employment after (a) the date
           ----------
on which the Participant's number of points under the Retirement Share Plan portion of the McKesson HBOC, Inc. Profit-Sharing Investment Plan equals 65, (b) attaining eligibility for a Retirement Allowance under the terms of the McKesson HBOC, Inc. Retirement Plan or (c) receiving an Approved Retirement under the terms of the Executive Benefit Retirement Plan.

     13.  "Transaction"  shall mean the restructuring of the Company that will
           -----------
result in the sale of PCS Health Systems, Inc. to Eli Lilly and Company.

     14.  "Year" is the calendar year.
           ----



Executed effective as of January 27, 1999.


McKESSON HBOC, INC.


By  ______________________________________
    E. Christine Rumsey
    Senior Vice President, Human Resources and Administration

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